UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2011

Global Karaoke Network, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	26-0884454
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1114 17th Ave., Suite 105, Nashville, TN 37212 (Address of principal executive offices)

(615) 495-8494
(Issuer’s telephone number)

Republik Media and Entertainment, Ltd. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective August 3, 2011, and upon the prior approval of our board of directors and a majority of our shareholders, our corporate name has been changed to “Global Karaoke Network, Inc.” A copy of the Certificate of Amendment describing the name change filed with the State of Delaware is attached hereto as Exhibit 3.1.

Concurrently with the name change described above, our board of directors and a majority of our shareholders approved a 90 for 1 forward split of our common stock. The total number of authorized common shares has not been changed. Per final notification received from FINRA, the record date for the forward split will be August 8, 2011 and the payment date will be August 10, 2011.

SECTION 8 – Other Events

Item 8.01 Other Events

In connection with our name change to Global Karaoke Network, Inc., our common stock has now been assigned the following new CUSIP number and new trading symbol:

New CUSIP Number:  37951U 104

New Trading Symbol: GKNI

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Karaoke Network, Inc.

/s/ Jason Sakowski

Jason Sakowski

Chief Executive Officer

Date: August 4, 2011

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